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                                                                     EXHIBIT 4.4


                                 BR Holding Inc
                               Filing Type: REGST
                                Description: S-4
                              Filing Date: 08/09/99

Exhibit 10.1

                              BULL RUN CORPORATION

              AMENDED AND RESTATED 1994 LONG TERM INCENTIVE PLAN

1. Purpose

         The purpose of the Bull Run Corporation Amended and Restated 1994 Long Term Incentive Plan (the "Plan") is to encourage and enable employees of, or consultants or advisors to, Bull Run Corporation (the "Company") or a parent or subsidiary thereof, to acquire a proprietary interest in the Company through the ownership of common stock, par value $.01 per share (the "Common Stock"), of the Company. Such ownership will provide such persons with a more direct stake in the future welfare of the Company and encourage them to remain with the Company or a parent or subsidiary of the Company. It is also expected that the Plan will encourage qualified persons to seek and accept employment or other association with the Company or a parent or subsidiary of the Company. Pursuant to the Plan, such persons may be granted stock options, restricted stock awards, and stock appreciation rights (collectively, "Plan Awards"). Consultants and advisors entitled to receive Plan Awards are hereinafter collectively referred to as "Associates," and the relationship of the Associates to the Company or to a subsidiary or parent of the Company is herein referred to as "association with" the Company.

         As used herein, the term "parent" or "subsidiary" shall mean any present or future corporation which is or would be a "parent corporation" or "subsidiary corporation" of the Company as such terms are defined in Section 424 of the Internal Revenue Code of 1986, as amended (the "Code") (determined as if the Company were the employer corporation).

2. Administration of the Plan

         The Plan shall be administered by a committee (the "Committee") as appointed from time to time by the Board of Directors of the Company (the "Board"), which committee shall consist of not less than two members of the Board who shall be "disinterested persons" as such term is defined in Rule 16(b)-3(c)(2) promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act"). No person while a member of the Committee or any other committee of the Board administering the Plan shall be eligible to receive a Plan Award.

         In administering the Plan, the Committee shall follow any general guidelines not inconsistent with the Plan established by the Board and may adopt rules and regulations for carrying out the Plan. The Committee may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel. The interpretations and decisions made by the Committee with regard to any question arising under the Plan shall be final and conclusive on all persons participating or eligible to participate in the Plan. Subject to the provisions of the Plan and any guidelines established by the Board, the Committee


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from time to time shall determine the terms and conditions of all Plan Awards, including, but not limited to, the persons (the "Participants") to whom, and the time or times at which, Plan Awards shall be granted, the number of shares subject to each Plan Award, the number of options which shall be treated as incentive stock options (as described in Section 422 of the Code), the duration of each option, the specific restrictions applicable to restricted stock awards and other Plan Awards, any performance criteria in order to determine the extent to which a Plan Award has been earned, and other terms and provisions of each Plan Award.

         It is the intent of the Company that this Plan and all Plan Awards satisfy, and be interpreted in a manner that will satisfy, the applicable requirements of Rule 16b-3 promulgated under the 1934 Act, so that Participants who are or may be, with respect to their ownership of Common Stock, directly or indirectly (including by virtue of any other person being required to report ownership of securities owned by a Participant) subject to Section 16 of the 1934 Act ("Insiders") will be entitled to the benefits of such Rule 16b-3, or other exemptive rules under such Section 16, and will not be subjected to liability thereunder. If any provision of this Plan or of any Plan Award would otherwise frustrate or conflict with the intent expressed in this Section 2, that provision, to the extent possible, shall be interpreted and deemed amended so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with such intent, such provision shall be deemed void as applicable to Insiders.

3. Shares of Stock Subject to the Plan

         The aggregate number of shares that may be issued or transferred pursuant to Plan Awards shall not exceed 3,500,000 shares of Common Stock, subject to adjustment as provided in Section 9. Such shares of Common Stock available under the Plan may be authorized and unissued shares or previously issued shares acquired or to be acquired by the Company and held in treasury. Any shares subject to a Plan Award which for any reason terminates, expires, or is forfeited without the delivery to the holder of the Plan Award of shares of Common Stock or other consideration may again be subject to a new Plan Award. If an option or related stock appreciation right is exercised for shares of Common Stock, the shares covered by such option shall not thereafter be available for grant pursuant to the Plan. Any shares of Common Stock that are used by a participant as full or partial payment of withholding or other taxes or of the purchase price of shares of Common Stock acquired on the exercise of an option shall be counted against the limit set forth in the first sentence of this
Section 3 and shall not thereafter be available for Plan Awards, except that such shares shall be available for Plan Awards to persons who are not Insiders.

4. Eligibility

         Plan Awards may be granted to employees who are employed by, and Associates who are associated with, the Company of a parent or subsidiary of the Company. Solely with respect to Plan Awards to employees that are intended to be performance based compensation not subject to the $1 million deduction limit under Section 162(m) of the Code, options to purchase no more than 750,000 shares of Common Stock may be granted under the Plan to each employee, subject to adjustment as provided in Section 9, for each calendar year during the entire term of the Plan. To the extent that shares of Common Stock or other Plan Awards are not issued or granted in a particular calendar year


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to an individual, such shares of Common Stock or other Awards shall be available for grant to such individual in any subsequent calendar year during the term of the Plan.

5. Granting of Plan Awards

         All Plan Awards shall be granted within 10 years from August 30, 1994, the date of the adoption of the Plan by the favorable vote of a majority of the Board. The date of the grant of any Plan Award shall be the date on which the Committee authorizes the grant of such Plan Award.

6. Options

         Options shall be evidenced by stock option agreements in such form, not inconsistent with the Plan, as the Committee shall approve from time to time, which agreements need not be identical, and shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe:

                  (a) Option Price. The exercise price of each stock option shall be such price as shall be fixed by the Committee, but not less than the par value of the Common Stock and, in the case of an incentive stock option, shall not be less than the Fair Market Value (as defined below). In the case of an incentive stock option granted to a Participant owning more than 10% of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary of the Company (a "10% Shareholder"), actually or constructively under
         Section 424(d) of the Code, the exercise price shall not be less than 110% of the Fair Market Value of the Common Stock subject to the option at the date of its grant.

                  (b) Medium and Time of Payment. Shares of Common Stock purchased pursuant to the exercise of an option shall at the time of purchase be paid for in full in cash, or with shares of Common Stock, or a combination of cash and Common Stock to be valued at the Fair Market Value thereof on the date of such exercise. Upon receipt of payment and such documentation as the Company may deem necessary to establish compliance with the Securities Act of 1933, as amended (the "1933 Act"), the Company shall, without stock transfer tax to the optionee or other person entitled to exercise the option, deliver to the person exercising the option a certificate or certificates for such shares. It shall be a condition to the performance of the Company's obligation to issue or transfer Common Stock upon exercise of an option or options that the optionee pay, or make provision satisfactory to the Company for the payment of, any taxes (other than stock transfer taxes) which the Company is obligated to collect with respect to the issue or transfer of Common Stock upon such exercise, including any Federal, state, or local withholding taxes. At the discretion of the Committee, or as may be provided in the option agreement evidencing any option, such taxes may be, or may be required to be, paid in cash or by tender of the option holder or withholding by the Company of the number of shares of Common Stock whose Fair Market Value equals the amount required to be withheld. At the discretion of the Committee, such taxes may be paid by the Company.


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                  (c) Waiting and Exercise Period. The waiting period and time for exercising an option shall be prescribed by the Committee in each particular case; provided, however, that (i) no option may be exercised after 10 years from the date it is granted and (ii) in the case of an incentive stock option granted to a 10% Shareholder, such option, by its terms, shall be exercisable only within five years from the date of grant.

                  (d) Reload Options. The Committee shall have the authority (but not any obligation) to include within any option agreement a provision entitling the optionee to a further option (a "Reload Option") if the optionee exercises the option evidenced by the option agreement, in whole or in part, by surrendering other shares of Common Stock in accordance with the Plan and the terms and conditions of the option agreement. Any such Reload Option shall not be an incentive stock option, shall be for a number of shares of Common Stock equal to the number of surrendered shares, shall be exercisable at a price equal to the Fair Market Value of the Common Stock on the date of exercise of such original option, shall become exercisable if the shares purchased by the optionee pursuant to the option agreement are held for a minimum period of time established by the Committee, and shall be subject to such other terms and conditions as the Committee may determine.

                  (e) Fair Market Value. The "Fair Market Value" per share of the Common Stock on any date shall be the "closing price" on the trading day immediately preceding the date in question, where the "closing price" on any day is (i) the last reported sales price regular way or, in case no such reported sale takes place on such day, the closing bid price regular way, in either case on the principal national securities exchange (including, for purposes hereof, the NASDAQ National Market System) on which the Common Stock is listed or admitted to trading, (ii) if on such date the Common Stock is not listed or admitted to trading on any national securities exchange, the highest reported bid price for the Common Stock as furnished by the National Association of Securities Dealers, Inc. through NASDAQ or a similar organization if NASDAQ is no longer reporting such information, or
         (iii) if on such date the Common Stock is not listed or admitted to trading on any national securities exchange and is not quoted by NASDAQ or any similar organization, the Fair Market Value of a share of Common Stock on such date, as determined in good faith by the Committee in a manner consistent with the requirements of the Code, whose determination shall be conclusive absent manifest error, shall be used.

7. Restricted Stock Awards

         Restricted stock awards shall be evidenced by agreements in such form, not inconsistent with the Plan, as the Committee shall approve from time to time, which agreements need not be identical, and shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe:

                  (a) Forfeiture Period. The period and time during, and the conditions and restrictions under, which a restricted stock award is subject to forfeiture (the "Restriction Period") shall be prescribed by the Committee in each particular case, subject to the provisions of
         Section 12.


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                  (b) Restrictive Legend and Stock Power. Each certificate
         evidencing shares of Common Stock subject to a restricted stock award shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such restricted stock award. The Committee may prescribe that the certificates evidencing such shares be held in escrow by a bank or other institution, or that the Company may itself hold such shares in escrow, until the restrictions thereon shall have lapsed and may require, as a condition of any restricted stock award, that the recipient shall have delivered a stock power endorsed in blank relating to the shares of Common Stock subject to the restricted stock award. Upon the termination of the Restriction Period with respect to any shares of Common Stock subject to a restricted stock award, the certificate evidencing such shares will be delivered out of escrow, subject to the satisfaction by the recipient of applicable Federal and state securities laws and withholding tax requirements, including any Federal, state, or local withholding taxes. At the discretion of the Committee, or as may be provided in the agreement evidencing any option, such taxes may be paid, or may be required to be paid, in cash or by tender of the holder of restricted stock or withholding by the Company of the number of shares of Common Stock whose Fair Market Value equals the amount required to be withheld. At the discretion of the Committee, such taxes may be paid by the Company.

8. Stock Appreciation Rights

         Stock appreciation rights shall be evidenced by agreements (which, in the case of stock appreciation rights related to a stock option, may be included as part of the agreement evidencing such option) in such form, not inconsistent with the Plan, as the Committee shall approve from time to time, which agreements need not be identical, and shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe:

                  (a) Definition. A stock appreciation right means a right granted pursuant to the Plan to receive, upon the exercise of such right, up to the excess of (i) the Fair Market Value of one share of Common Stock on the date of exercise or at any time during a specified period before the date of exercise over (ii) the Fair Market Value of one share of Common Stock on the date of grant. Any payment by the Company in respect of such right may be made in cash, shares of Common Stock, other property, or any combination thereof, as the Committee, in its sole discretion, shall determine or as shall be provided in the agreement evidencing such stock appreciation right.

                  (b) Grant and Termination. Stock appreciation rights may be granted either alone or in addition to other Plan Awards granted under the Plan and may, but need not, relate to a specific stock option granted under the Plan. The provisions of stock appreciation rights need not be the same with respect to each Participant. Any stock appreciation right related to a stock option may be granted at the same time such stock option is granted or at any time thereafter before exercise or expiration of such stock option. In the case of any stock appreciation right related to any stock option, the stock appreciation right or applicable portion thereof shall terminate and no longer be exercisable upon the termination or exercise of the related stock option or portion thereof, except that a stock appreciation right granted with respect to less than the full number of shares of Common Stock covered by a related


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         stock option shall only be reduced when the exercise or termination of the related stock option exceeds the number of shares not covered by the stock appreciation right. Any stock option related to any stock appreciation right shall no longer be exercisable to the extent the related stock appreciation right has been exercised.

                  (c) Number of Rights. If any agreement evidencing a stock appreciation right which does not relate to any option shall provide that such stock appreciation right may be settled only in cash (a "cash-only right"), the number of shares of Common Stock to which such cash-only right relates shall not be deducted from the limit set forth in Section 3; provided that the number of cash-only rights which may be issued in any fiscal year of the Company shall not exceed 10,000 shares of Common Stock. Except with respect to cash-only rights, the Committee, for purposes of determining compliance with the limit set forth in Section 3, shall estimate the number of shares of Common Stock expected to be issued on settlement of any stock appreciation right, taking into account any intention of the Committee to require settlement in cash.

                  (d) Exercise by Insiders. No stock appreciation right may be exercised by an Insider unless such exercise is exempt from Section 16(b) of the 1934 Act pursuant to Rule 16b-3 promulgated thereunder or otherwise.

9. Adjustments upon Changes in Capitalization

                  (a) If dividends payable in Common Stock during any fiscal year of the Company exceed in the aggregate 5% of the shares of Common Stock issued and outstanding at the beginning of such fiscal year, or if there is during any fiscal year of the Company one or more splits, subdivisions, or combinations of shares of Common Stock resulting in an increase or decrease by more than 5% of the shares of Common Stock outstanding at the beginning of the year, the number of shares of Common Stock available under the Plan shall be increased or decreased proportionately, as the case may be, the number of shares of Common Stock subject to stock appreciation rights and the related Fair Market Value thereof as of the date of grant shall be increased or decreased proportionately, as the case may be, and the exercise price and number of shares of Common Stock deliverable upon the exercise thereafter of any options theretofore granted shall be increased or decreased proportionately, as the case may be, without change in the aggregate purchase price. Common Stock dividends, splits, subdivisions, or combinations during any fiscal year which do not exceed in the aggregate 5% of the shares of Common Stock issued and outstanding at the beginning of such year shall be ignored for purposes of the Plan. All adjustments shall be made as of the day such action necessitating such adjustment becomes effective.

                  (b) In the case of any change or reclassification of the Common Stock, including by reason of any merger, consolidation, or sale of all or substantially all of the assets of the Company, and including a change into a right to receive cash or other property, but excluding a change or reclassification provided for in Section 9(a), (i) the holder of each option shall thereafter be entitled, upon exercise of such option in accordance with its terms, to receive the kind and amount of securities, property, or cash, or any combination thereof, receivable


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         upon such change or reclassification by a holder of the number of shares of Common Stock for which such option might have been exercised (without regard to any waiting or vesting period) immediately prior to such change or reclassification and (ii) the holder of each stock appreciation right shall be entitled to receive, upon exercise thereof, the excess, if any, of the fair market value (determined in a manner consistent with the definition of Fair Market Value in Section 6(e)) of the securities, property, or cash, or combination thereof, receivable upon such change or reclassification by a holder of one share of Common Stock over the grant price of such stock appreciation right.

                  (c) If the Committee shall determine that any event not specifically provided for in Sections 9(a) and (b) affects the shares of Common Stock such that an adjustment is determined by the Committee to be appropriate to prevent dilution or enlargement of Participants' rights under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares which may thereafter be issued in connection with Plan Awards;
         (ii) the number and kind of shares issued or issuable in respect of outstanding Plan Awards; and (iii) the exercise price, grant price, or purchase price relating to any Plan Award or, if deemed appropriate, make provision for a cash payment with respect to any outstanding Plan Award; provided, however, in each case, that, with respect to incentive stock options, no such adjustment shall be authorized to the extent that such adjustment would cause the Plan to violate Section 422(b)(2) of the Code or any successor provision thereto.

10. Effectiveness, Termination, and Amendment of the Plan

                  (a) The Plan shall become effective August 30, 1994, the date of its adoption by the favorable vote of a majority of the Board, subject, however, to approval by shareholders of the Company within 12 months next following such adoption by the Board. If such approval is not obtained, the Plan and any and all Plan Awards granted during such interim period shall terminate and be of no further force or effect. The Plan shall, in all events, terminate on August 29, 2004, or on such earlier date as the Board may determine, except that the Plan will remain in effect with respect to Plan Awards outstanding as of such termination date. Any option or stock appreciation right outstanding at the termination date shall remain outstanding until it has either expired or has been exercised. Any restricted stock award outstanding at the termination date shall remain subject to the terms of the Plan until the restrictions thereon shall have lapsed.

                  (b) The Board shall have the right to amend, suspend, or terminate the Plan at any time; provided, however, that (i) no such action shall affect or in any way impair the rights of a Participant under any Plan Award theretofore granted; (ii) unless first duly approved by the shareholders of the Company entitled to vote thereon at a meeting duly called and held for such purpose, except as provided in
         Section 10, or by a consent of shareholders, no amendment or change shall be made in the Plan: (A) increasing the total number of shares of Common Stock which may be issued or transferred under the Plan; (B) extending the period during which Plan Awards may be granted or exercised; or (C) changing the designation of persons eligible to receive Plan Awards.


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11. Death, Retirement, and Termination of Employment

                  (a) General. An option or stock appreciation right which has not theretofore expired shall terminate on the date of the termination for cause (as hereinafter defined) or 12 months after the date of the termination for any reason, other than for cause, death, or Retirement (as defined in Section 11 (b)), of the holder's employment or association with the Company or a parent or subsidiary of the Company (including by reason of any event as a result of which a parent or subsidiary ceases to be such), subject to the condition that no option or stock appreciation right granted in connection with an option may be exercised in whole or in part after the expiration date of the option or more than 10 years after the date of grant of such option or stock appreciation right. "Cause" shall mean that the Committee shall have determined that any of the following events has occurred: (i) an act of fraud, embezzlement, misappropriation, or theft committed by a Participant in the course of his employment by or association with the Company or any intentional or grossly negligent misconduct of a Participant which injures the business or reputation of the Company;
         (ii) a Participant's willful failure or refusal to perform the customary duties and responsibilities of his position with the Company;
         (iii) a Participant's breach of fiduciary duty, or the making of a false representation, to the Company; (iv) the conviction by a Participant of a felony or a crime involving moral turpitude; or (v) the commission by a Participant of a public or notorious act which subjects the Company to public disrespect, scandal, or ridicule and which adversely affects the value of the services to the Company of such Participant.

                  (b) Retirement, Disability, and Non-Qualified Options. With respect to non-qualified options and stock appreciation rights, upon the termination of employment or association due to retirement with the consent of the Committee or Disability (as hereinafter defined) (collectively, "Retirement"), the holder of such option or stock appreciation right may, during a period (the "Retirement Period") which is the lesser of (i) up to 10 years after the date of grant of such option or stock appreciation right, such period to be set on a case by case basis by the Committee, and (ii) three years from the date of such termination, exercise such stock appreciation right or purchase some or all of the shares covered by such non-qualified stock option which was exercisable under the Plan immediately prior to such termination. "Disability" shall have the meaning provided in Section 22(e)(3) of the Code.

                  (c) Retirement and Incentive Options. With respect to incentive stock options, upon the termination of the employment of any such employee due to Retirement, the employee may, within three months after the date of such termination (12 months in the case of Disability), purchase some or all of the shares covered by an incentive stock option which was exercisable under the Plan immediately prior to such termination and shares not purchased within three months (12 months in the case of Disability) after the date of termination due to Retirement under such incentive stock option may be purchased during the Retirement Period but will be non-qualified stock option stock and not incentive stock option stock; provided, however, that, prior to such purchase, the option will remain subject to the provisions of the Plan governing incentive stock options.


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

                  (d) Death. Upon the death of any holder of any option or stock appreciation right while in active service or of the death of any disabled or retired person within the periods referenced in Sections 11(b) and (c), the person or persons to whom such holder's rights under an option or stock appreciation right are transferred by will or the laws of descent and distribution may, within 12 months after the date of such person's death, exercise such stock appreciation right or purchase some or all of the shares to which such person was entitled pursuant to the exercise of an option under the Plan on the date of his death.

                  (e) Leaves of Absence. Leaves of absence pursuant to Section 13(d) shall not be deemed terminations or interruptions of employment or other association.

12. Acceleration of Vesting

                  (a) An option or restricted stock award shall automatically be vested and immediately exercisable in full and any restrictions contained in any restricted stock award shall automatically terminate upon the occurrence of any of the following events:

                           (i) any person within the meaning of Sections 13(d)
                  and 14(d) of the 1934 Act, other than the Company or any of its subsidiaries, has become the beneficial owner, within the meaning of Rule 13d-3 under the 1934 Act, of 30 percent or more of the combined voting power of the Company's then outstanding voting securities, unless such ownership by such person has been approved by the Board immediately prior to the acquisition of such securities by such person;

                           (ii) the first day on which shares of Common Stock
                  are purchased pursuant to a tender offer or exchange offer, unless such offer is made by the Company or unless such offer has been approved or not opposed by the Board; or

                           (iii) the shareholders of the Company have approved
                  an agreement to merge or consolidate with or into another corporation (and the Company is not the survivor of such merger or consolidation) or an agreement to sell or otherwise dispose of all or substantially all of the Company's assets (including a plan of liquidation), unless the Board has resolved that options or restricted stock awards shall not automatically vest and restrictions in restricted stock awards shall not automatically terminate.

                  (b) The Committee shall have the authority at any time or from time to time to accelerate the vesting of any individual option or restricted stock award and to permit any stock option not therefore exercisable to become immediately exercisable and to permit the immediate termination of any restrictions contained in any restricted stock award.

13. Miscellaneous Provisions

                  (a) Rights as an Employee. Nothing in the Plan, the grant or holding of a Plan Award, or in any agreement entered into pursuant to the Plan shall confer on any Participant any right to continue in the employ of or other association with the Company or any parent


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         or subsidiary of the Company or interfere in any way with the right of the Company or any parent or subsidiary of the Company to terminate such employment or other association of a Participant at any time.

                  (b) Rights as a Shareholder. Except as provided in Section 13(c), a holder of a restricted stock award shall have all of the rights of a shareholder with respect to all of the shares of Common Stock subject to the restricted stock award, including, without limitation, the right to vote such shares and to receive dividends in cash or other property or other distributions or rights in respect of such shares. A holder of a Plan Award (other than a restricted stock award) shall have no rights as a shareholder with respect to any shares of Common Stock issuable or transferable upon exercise thereof until the date a stock certificate is issued to him for such shares, and, except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

                  (c) Non-Assignability of Plan Awards. No Plan Award shall be assignable or transferable by the recipient, except (i) by will or by the laws of descent and distribution or (ii) in the case of Plan Awards other than incentive stock options, pursuant to a qualified domestic relations order (as defined in the Code or the Employee Retirement Income Security Act or the rules thereunder), provided that such restriction on the transfer or assignment of a restricted stock award shall expire upon the date of expiration of the related Restriction Period. During the lifetime of a recipient (or transferee pursuant to Section 14(c)(ii)), Plan Awards shall be exercisable only by him or his personal representative or guardian. No Plan Award or interest therein may be pledged, attached, or otherwise encumbered other than in favor of the Company.

                  (d) Leave of Absence. In the case of a Participant on an approved leave of absence, the Committee may, if it determines that to do so would be in the best interests of the Company, provide in a specific case for continuation of Plan Awards during such leave of absence, such continuation to be on such terms and conditions as the Committee determines to be appropriate, except that in no event shall an option or stock appreciation right be exercisable after 10 years from the date it is granted.

                  (e) Other Restrictions. Each Plan Award shall be subject to the requirement that, if at any time the Board or the Committee shall determine, in its discretion, that the listing, registration, or qualification of the shares of Common Stock issuable or transferable upon exercise thereof upon any securities exchange or under any state or Federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the granting of such Plan Award or the issue, transfer, or purchase of shares thereunder, such Plan Award may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Board. The Company shall not be obligated to sell or issue any shares of Common Stock in any manner in contravention of the 1933 Act or any state securities law.


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